UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2007

DCP MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

DELAWARE	001-32678	03-0567133
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

370 17th Street, Suite 2775
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 633-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Agreement.

Amended and Restated Credit Agreement

On June 21, 2007, DCP Midstream Partners, LP and its wholly-owned subsidiary, DCP Midstream Operating, LP (the “Partnership”), entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”) that amends the Partnership’s existing Credit Agreement (the “Credit Agreement”) with Wachovia Bank, National Association, as administrative agent, and the lenders named therein. The Amended Credit Agreement amends the Credit Agreement to, among other things, (1) increase the total available borrowing capacity up to $850 million (consisting of a $600 million revolving credit facility and a $250 million term loan credit facility), (2) extend the maturity date to June 21, 2012, (3) amend the leverage ratio (the ratio of our consolidated indebtedness to our consolidated EBITDA) as defined by the Amended Credit Agreement to be less than or equal to 5.75 to 1.0 through September 30, 2007 and 5.0 to 1.0 thereafter, and on a temporary basis for not more than three consecutive quarters following the acquisition of assets in the midstream energy business of not more than 5.50 to 1.0, and (4) amend the interest coverage ratio (the ratio of our consolidated EBITDA to our consolidated interest expense), as defined by the Amended Credit Agreement, for the period of four consecutive fiscal quarters as of the last day of each fiscal quarter to be less than or equal to 2.5 to 1.0.

Under the Amended Credit Agreement, the revolving credit facility bears interest at a rate equal to the London Interbank Offered Rate (“LIBOR”), plus an applicable margin, which ranges from 0.23% to 0.575%, based on leverage level or credit rating, or the Wachovia Bank prime rate. The revolving credit facility incurs an annual facility fee of 0.07% to 0.175%, depending on the applicable leverage level or debt rating. This fee is paid on drawn and undrawn portions of the revolving credit facility. The term loan facility bears interest at a rate equal to either LIBOR, plus 0.10%, or the Wachovia Bank prime rate.

On June 21, 2007, the Partnership borrowed $259.0 million under the Amended Credit Agreement to replace existing borrowings under the Credit Agreement, of which $10.0 million was repaid on June 22, 2007. As of June 22, 2007, the Partnership had approximately $249.0 million under the revolving credit facility, no borrowings under the term loan facility and approximately $0.2 million in letters of credit outstanding under the Amended Credit Agreement.

The foregoing description of the Amended Credit Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Amended Credit Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated in its entirety herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 21, 2007, the Partnership issued a press release announcing the Partnership’s entering into the Amended Credit Agreement. A copy of the press release is being furnished and is attached as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference. In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

Exhibit 10.1	Amended and Restated Credit Agreement dated June 21, 2007

Exhibit 99.1	Press Release dated June 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP
its General Partner

By:	DCP MIDSTREAM GP, LLC
its General Partner

By:	Michael S. Richards
Name: Michael S. Richards
Title: Vice President, General Counsel and Secretary

June 27, 2007

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Amended and Restated Credit Agreement dated June 21, 2007

Exhibit 99.1	Press Release dated June 21, 2007